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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                            INTEGRITY SOFTWARE, INC.


                  THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Section 102 of the Delaware General Corporation Law, has executed the following Certificate of Incorporation:

                  FIRST:   The name of the corporation is: INTEGRITY SOFTWARE,
INC. (hereinafter the "Corporation")

                  SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent at such address is the Corporation Trust Company.

                  THIRD:   The purposes to be conducted or promoted are to
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 100,000,000; each of such shares shall be with a par value of $0.001 per share.

                  FIFTH:   The name and mailing address of the sole incorporator
is: Julie A. Goldman, c/o Clifford Chance Rogers & Wells LLP, 607 14th Street NW, Washington DC 20005.

                  SIXTH:   In furtherance and not in limitation of the powers
conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the By-Laws of the Corporation.


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                  SEVENTH: No director will have any personal liability to the
Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, as amended, or
(iv) for any transaction from which the director obtained an improper personal benefit.

                  EIGHTH: The number of directors constituting the Board shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be 7 until otherwise fixed by a majority of the entire Board. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the annual meeting of stockholders in July, 2000, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.


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                  NINTH:  Pursuant to Section 211(e) of the Delaware General
Corporation Law, directors shall not be required to be elected by written ballot.

                  TENTH: The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are elected and qualified are:

                  Peter Nagle
                  c/o Jyris Ltd.
                  2 Twyford Place, Lincolns Inn
                  High Wycombe, Bucks., England

                  Paul Carroll
                  c/o Integrity Holdings, Ltd.
                  Camden Lock, South Dock Road
                  Dublin 4, Ireland

                  Paul Nagle
                  c/o Jyris Ltd.
                  2 Twyford Place, Lincolns Inn
                  High Wycombe, Bucks., England

                  Kenneth Butler
                  c/o Jyris Ltd.
                  2 Twyford Place, Lincolns Inn
                  High Wycombe, Bucks., England

                  Donald Radcliffe
                  Radcliffe and Associates, Inc.
                  575 Madison Avenue
                  New York, NY 10022

                  Ivan Epstine
                  c/o Integrity Holdings, Ltd.
                  Camden Lock, South Dock Road
                  Dublin 4, Ireland

                  Barry Schechter
                  c/o Integrity Holdings, Ltd.
                  Camden Lock, South Dock Road
                  Dublin 4, Ireland


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                  IN WITNESS WHEREOF, the incorporator named above has executed this Certificate of Incorporation this 2nd day of February, 2000.

                                                          /s/ Julie A. Goldman
                                                          --------------------

                                                          Julie A. Goldman
                                                          Sole Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            INTEGRITY SOFTWARE, INC.

Integrity Software, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (herein after called the "Corporation"), for the purposes of decreasing the capital stock of the corporation, does hereby certify that:

     FIRST: The Certificate of Incorporation of the corporation is amended by striking out Article Fourth thereof and inserting in lieu thereof the following:

          "FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 40,000,000; each of such shares shall be with a par value of $0.0025 per share".

     SECOND: The Board of Directors of the Corporation, acting by written consent, adopted resolutions declaring advisable the above stated amendment to the Certificate of Incorporation. In lieu of a special meeting of stockholders, a majority of the stockholders approved by written consent the proposed amendment, whereupon such consents were placed with the minutes of the Corporation and became the evidence of the stockholders action so taken.

     THIRD: The amendment is hereby duly adopted, executed and filed in accordance with Sections 242 and 103, respectively, of the Delaware General Corporation Law.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Secretary, this 17th day of March, 2000.


                                                   INTEGRITY SOFTWARE, INC.


                                                   /s/ Paul Carroll

                                                   ----------------------------
                                                   Paul Carroll
                                                   Secretary